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                                                                    EXHIBIT 4(F)



______________________________________________________________________________



                              NEVADA POWER COMPANY
    (formerly DESERT Merger Sub, Inc., as successor to Nevada Power Company)

                                       to

                      IBJ WHITEHALL BANK & TRUST COMPANY,

                                   as Trustee



                          SUPPLEMENTAL INDENTURE NO. 3
                            AND ASSUMPTION AGREEMENT



                            Dated as of July 1, 1999


                                  Relating to


              $130,000,000 6.20% Senior Unsecured Notes, Series B



______________________________________________________________________________

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                          SUPPLEMENTAL INDENTURE NO. 3
                            AND ASSUMPTION AGREEMENT

          SUPPLEMENTAL INDENTURE No. 3 AND ASSUMPTION AGREEMENT, dated as of July 1, 1999, between Nevada Power Company, a Nevada corporation formerly known as DESERT Merger Sub, Inc., as successor to Nevada Power Company (the "Company"), and IBJ Whitehall Bank & Trust Company, as successor to IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS
                                    --------

          WHEREAS, Nevada Power Company (the "Merged Company") has heretofore executed and delivered to the Trustee a Senior Unsecured Note Indenture, dated as of March 1, 1999 as amended by a Supplemental Indenture No. 1 dated as of March 1, 1999 and as further amended by a Supplemental Indenture No. 2 dated as of April 1, 1999 (as supplemented, the "Indenture"), pursuant to which the Merged Company has issued its $130,000,000 principal amount 6.20% Senior Unsecured Notes, Series B due April 15, 2004 (the "Notes"); and

     WHEREAS, on April 29, 1998, the Merged Company entered into a Merger Agreement with Sierra Pacific Resources, a Nevada utility holding company, pursuant to which DESERT Merger Sub, Inc., a wholly owned subsidiary of Sierra Pacific Resources, merged with the Merged Company with DESERT Merger Sub, Inc. being the surviving corporation which surviving corporation then changed its name to Nevada Power Company; and

     WHEREAS, Section 11.01 of the Indenture provides that the Merged Company will not merge into any other corporation unless the corporation into which the Merged Company is merged (a) shall expressly assume, by supplemental indenture, the due and punctual payment of the principal of and premium and interest on all of the Notes and the performance of every covenant of the Indenture on part of the Merged Company to be performed or observed and (b) deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent to such action, if any, provided for in the Indenture has been satisfied; and

     WHEREAS, Section 12.01(4) of the Indenture provides that a supplemental indenture may be entered into without the consent of the Holders to evidence the succession and the assumption by a successor of all covenants under the Indenture;

     WHEREAS, the Surviving Company has determined to enter into this Agreement to comply with said provision of Section 11.01 and Section 12.01(4) of the Indenture.


                                   ARTICLE 1

                       RELATION TO INDENTURE; DEFINITIONS

     Section 1.1. This Supplemental Indenture No. 3 constitutes an integral part of the Indenture.

     Section 1.2.  For all purposes of this Supplemental Indenture No. 3:

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          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 3; and

          (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 3.


                                   ARTICLE 2

                 REPRESENTATIONS AND ASSUMPTION OF OBLIGATIONS

     Section 2.1. The Company hereby represents that: (a) it is a corporation duly organized and existing under the laws of the State of Nevada; and (b) there has not been an Event of Default, and no event has occurred which, after notice or lapse of time, or both, would become an Event of Default.

     Section 2.2. The Company hereby expressly assumes the due punctual payment of the principal of and premium and interest on the Notes and the performance of every covenant of the Indenture.


                                   ARTICLE 3

                            Miscellaneous Provisions

     Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 3, is in all respects hereby adopted, ratified and confirmed.

     Section 3.2. This Supplemental Indenture No. 3 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     Section 3.3.  THIS SUPPLEMENTAL INDENTURE NO. 3 SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                                        NEVADA POWER COMPANY


                                        By:  ______________________________
                                             William E. Peterson
                                             Senior Vice President
                                             and General Counsel

Attest: _______________________
        Secretary


                                        IBJ WHITEHALL BANK & TRUST COMPANY, as
                                        Trustee


                                        By: _______________________________
                                        Name:______________________________
                                        Title:_____________________________

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